Exhibit 5.1

Richard A. Krantz

Partner

745 Fifth Avenue, Suite 500

New York, New York 10151

(646) 632-3730

rkrantz@cm.law

July 11, 2023

Argan, Inc.

One Church Street, Suite 201

Rockville, MD 20850

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Argan, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on June 11, 2023, with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate offering by the Company of 500,000 shares of common stock, $0.15 par value (“Common Stock”) .

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

We have examined originals or certified copies of such certificates of public officials and have made such other legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

Based upon our foregoing examination, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Common Stock has been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued by the Company in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We are qualified to practice law only in the State of New York. We are not qualified and do not express any opinion herein as to the laws of any other jurisdiction, except the federal laws of the United States and, to the extent required by the foregoing opinion, the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8 as originally filed or subsequently amended. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Culhane Meadows PLLC
Culhane Meadows PLLC